UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 19, 2013

PAPA JOHN’S INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-21660	61-1203323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Papa John’s Boulevard Louisville, Kentucky	40299-2334
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (502) 261-7272

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced on March 21, 2013, Andrew M. Varga resigned his position as Chief Marketing Officer of Papa John’s International, Inc. (“Papa John’s”), after accepting the role of President of Zimmerman Advertising, Papa John’s advertising agency of record and one of the leading advertising firms in the United States. On April 19, 2013, the Company and Mr. Varga entered into a transition agreement to ensure a smooth transition of marketing responsibilities.  Under the agreement, Mr. Varga will receive $175,000 in consideration for services provided under the transition agreement; the foregoing is a summary of the transition agreement and is qualified in its entirety by reference to the transition agreement that is filed as Exhibit 10.1 to this current report on Form 8-K/A.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following document is herewith furnished as an exhibit to this report:

Exhibit Number	Description of Exhibit
10.1	Transition Agreement between Papa John’s International, Inc. and Andrew M. Varga dated April 19, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.
(Registrant)

Date: April 22, 2013	By:	/s/ Lance F. Tucker
Lance F. Tucker
Chief Financial Officer, Chief
Administrative Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Transition Agreement between Papa John’s International, Inc. and Andrew M. Varga dated April 19, 2013.